Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sterling Check Corp. of our report dated March 2, 2023 relating to the financial statements, which appears in Sterling Check Corp.'s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 3, 2023

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